UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.)

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☐ Soliciting Material Pursuant §240.14a-12

GREATBATCH, INC.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 20, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Greatbatch, Inc. which will be held on Friday, May 18, 2012 at 10:00 a.m. at the company’s corporate offices at 10000 Wehrle Drive, Clarence, New York 14031.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2011 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Bill R. Sanford

Bill R. Sanford

Chairman of the Board

/s/ Thomas J. Hook

Thomas J. Hook

President & Chief Executive Officer

GREATBATCH, INC.

10000 WEHRLE DRIVE

CLARENCE, NEW YORK 14031

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greatbatch, Inc.:

The Annual Meeting of the Stockholders of Greatbatch, Inc. will be held at the company’s corporate offices at 10000 Wehrle Drive, Clarence, New York 14031, on Friday, May 18, 2012 at 10:00 a.m. for the following purposes:

1.	To elect eight directors for a term of one year and until their successors have been elected and qualified;

2.	To re-approve the Greatbatch, Inc. Executive Short Term Incentive Compensation Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Greatbatch, Inc. for fiscal year 2012;

4.	To approve, on an advisory basis, the compensation of our named executive officers; and

5.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 5, 2012 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy
Vice President, General Counsel & Secretary

Clarence, New York

April 20, 2012

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2012

THE GREATBATCH, INC. 2012 PROXY STATEMENT AND 2011 ANNUAL REPORT ARE AVAILABLE AT http://proxy.greatbatch.com

PROXY STATEMENT

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PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Greatbatch, Inc. (the “Company”) of proxies in the accompanying form for use at the 2012 Annual Meeting of Stockholders or any adjournment or adjournments thereof. The Company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby.

The Annual Meeting of Stockholders of the Company will be held at 10:00 a.m. on Friday, May 18, 2012 at the Company’s corporate offices at 10000 Wehrle Drive, Clarence, New York 14031. The Company’s mailing address is 10000 Wehrle Drive, Clarence, New York 14031, and its telephone number is (716) 759-5600.

This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about April 20, 2012. A copy of the Company’s 2011 Annual Report, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

VOTING RIGHTS

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 5, 2012 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 23,647,768 shares of common stock, $0.001 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. An individual who has a beneficial interest in shares allocated to the Company stock fund account under the Greatbatch, Inc. 401(k) Retirement Plan (the “401(k) Plan”) is entitled to vote the shares of Common Stock allocated to that account.

Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a proxy card or by utilizing the telephone or Internet voting procedures. An individual with a beneficial interest in the 401(k) Plan may give directions to the trustee of the 401(k) Plan, or its designated representative, as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is used by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Timothy G. McEvoy, the Company’s Secretary, at the Company’s mailing address set forth above, or by the vote of the stockholder in person at the Annual Meeting.

Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of re-approving the Greatbatch, Inc. Executive Short Term Incentive Compensation Plan, in favor of ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for the Company for fiscal year 2012, and in favor of approval of the compensation of the Company’s named executive officers.

The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes, abstentions and directions to withhold authority will be counted as being present or represented at the meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power on that proposal and has not received voting instructions from the beneficial owner.

The vote of a plurality of the shares of Common Stock present in person or represented at the meeting is required for the election of directors. Broker non-votes and directions to withhold authority will have no effect on the election of directors.

The affirmative vote of a majority of the shares cast is required to approve the Greatbatch, Inc. Executive Short Term Incentive Compensation Plan. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a negative vote. Broker non-votes will not constitute votes cast for purposes of determining approval.

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm for the Company for fiscal year 2012. In determining whether the proposal has received the requisite number of affirmative votes, an abstention will have the same effect as a vote against ratification.

Although the vote on proposal 4 (vote on executive compensation) is advisory in nature and non-binding, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required to approve the proposal. Broker non-votes will have no effect on the vote and abstentions will have the effect of a vote against approval of the proposal.

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PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock as of April 5, 2012.

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

Dimensional Fund Advisors LP(1) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,966,620	8.3%

BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	1,918,291	8.1%

The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	1,283,941	5.4%

(1)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A on February 14, 2012. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds. However, all securities reported are owned by the Dimensional Funds and Dimensional disclaims beneficial ownership of such securities.

(2)	BlackRock, Inc. filed a Schedule 13G/A on February 10, 2012. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A.

(3)	The Vanguard Group, Inc. filed a Schedule 13G/A on February 10, 2012. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company, its wholly owned subsidiary that serves as an investment manager of collective trust accounts.

COMPANY PROPOSALS

PROPOSAL 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of the Company of the following eight persons nominated by the Board, to hold office until the 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2011 Annual Meeting of Stockholders except for Mr. Bihl, who was appointed as a director effective October 13, 2011. Mr. Michael Dinkins and Dr. Helena S. Wisniewski are not standing for re-election. As previously reported, Mr. Dinkins was appointed Senior Vice President and Chief Financial Officer on March 6, 2012 and will resign as a director upon commencement of his employment, which is expected to commence on May 7, 2012.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 63, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey has been President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, since January 2009. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy.

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Ms. Bailey is a director and compliance committee member and chair of the compensation committee of MedCath Corporation, a national provider of high acuity healthcare services. She formerly served as a director of Albertsons, Inc. and The National Food Laboratory, Inc., and as a member of the board of trustees of Franklin and Marshall College.

Ms. Bailey’s forty years of healthcare public policy experience with both public and private organizations including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed gives her a unique perspective on a variety of healthcare-related issues. With over ten years of managerial experience at GMA, the Personal Care Products Council and AdvaMed, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, supports her continued service as a member of the Board.

Anthony P. Bihl III is 55, is a member of the Corporate Governance and Nominating Committee, a member of the Technology Development and Innovation Committee, and has been a director since 2011.

Mr. Bihl is currently Group President AMS, a subsidiary of Endo Pharmaceuticals, which acquired American Medical Systems Holdings (“AMS”) in June 2011, a position from which he has announced he will step down in July 2012. Prior to the acquisition by Endo, he was Chief Executive Officer and a director of AMS, a company engaged in developing and delivering medical technology solutions to physicians treating men’s and women’s pelvic health conditions. Mr. Bihl served as Chief Executive Officer of Siemens Medical Solutions’ Diagnostics Division from January to November 2007, and as President of the Diagnostics Division of Bayer HealthCare from 2004 through 2006. Prior to that, he served in a number of operations and finance roles at Bayer Healthcare and over a 20-year career at E.I. DuPont. He also is a director of Spectral Diagnostics, Inc., a Canadian company that develops products for the diagnosis and treatment of severe sepsis and septic shock.

Mr. Bihl brings 25 years of experience in the medical device industry, in operations, finance and general management roles. His extensive background and experience in the medical device industry supports his continued service as a member of the Board.

Thomas J. Hook is 49, is a member of the Technology Development and Innovation Committee, and has been a director since 2006.

Mr. Hook has been the Company’s President and Chief Executive Officer since August 2006. Prior to August 2006, he was the Company’s Chief Operating Officer, a position to which he was appointed upon joining the Company in September 2004. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. He is Chairman of the Board of HealthNow New York, Inc., a leading healthcare company in Western New York that provides quality healthcare services to companies and individuals in that region, and serves on its executive committee. Mr. Hook is also a director of AdvaMed.

Since joining the Company as Chief Operating Officer in 2004 and becoming President and Chief Executive Officer in 2006, Mr. Hook has directed the Company’s acquisition, integration and product development efforts, growing the business from $200 million to the more diverse $569 million medical device technology company that it is today. Mr. Hook’s knowledge of the Company’s business and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

Kevin C. Melia is 64, is Chair of the Audit Committee, a member of the Technology Development and Innovation Committee, and has been a director since 2007.

Mr. Melia has been the non-executive Chairman of Vette Corporation, a privately-held provider of thermal management solutions, since June 2009. From 2003 to 2008, he was the non-executive Chairman of IONA Technologies PLC, a leading middleware software company. Between 2003 and November 2007, Mr. Melia also was the non-executive Chairman of A.Net (formerly Lightbridge, Inc.), an e-payment company. He was the co-founder of Manufacturers’ Services Ltd. (“MSL”), a leading company in the electronics manufacturing services industry, and served as its Chairman and Chief Executive Officer from June 1994 to January 2003. Prior to establishing MSL, Mr. Melia held a number of senior executive positions over a five-year period at Sun Microsystems, including Chief Financial Officer, president of its Sun Microsystems Computer Company subsidiary, and Senior Vice President of Operations. He also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. Mr. Melia is a Chartered Accountant and holds a joint diploma in Management Accounting from the Accounting Institutes of the U.K and Ireland. He is a director and member of the audit and nominating and governance committees of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets, a director and member of the audit and compensation committees of Analogic Corporation, a high-technology signal and imaging processing company, and a director and audit committee member of DCC Plc, a procurement, sales, marketing, distribution and business support services group headquartered in Dublin, Ireland. Mr. Melia also is director of Merrion Capital and Merrion Capital Holdings, Irish financial services companies, a joint managing director of Boulder Brook Partners LLC, a private investment company, and a member of the advisory board of C&S Wholesale Grocers. He is also a former director of Manugistics Corporation, Eircom, Inc. and Horizons Technologies.

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Mr. Melia is a chartered accountant (FCMA, J.D., IPMA) of the United Kingdom and Ireland. Having been a co-founder and Chairman and Chief Executive Officer of MSL and non-executive Chairman of Vette Corporation, IONA and A.Net, Mr. Melia has extensive business leadership experience. His service in senior management positions at Sun Microsystems and Digital Equipment Corporation provided him with broad knowledge in global operations and financial and accounting matters. The depth and breadth of Mr. Melia’s financial and manufacturing operations experience support his continued service as a member of the Board.

Dr. Joseph A. Miller, Jr. is 70, is Chair of the Technology Development and Innovation Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2003.

Dr. Miller has been Executive Vice President and Chief Technology Officer for Corning, Inc. since 2002, a position from which he has announced he will retire effective April 30, 2012. Before joining Corning in 2001, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001 and held various executive positions with that company prior to that time. Dr. Miller serves on the board of directors of Dow Corning Corporation and serves on the corporate responsibility committee of that board, and also is a director of Lightwave Logic.

Dr. Miller has significant research and development knowledge and experience gained through his positions at Corning and DuPont. His extensive knowledge and experience gives him insight into a number of issues facing the Company and supports his continued service as a member of the Board.

Bill R. Sanford is 68, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of biosciences systems, products and services. He is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, a global provider of infection and contamination prevention systems, products, services and technologies. Mr. Sanford serves on the board of directors of KeyCorp and on its executive, audit and compliance committees. He is an active early and growth stage equity investor through Symark, and serves as a board member, executive and advisor of several private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms.

Mr. Sanford is an experienced entrepreneur, senior executive, consultant, investor and board member with extensive public company, new venture, merger and acquisition, marketing and sales, turnaround and market development experience. He has both public and private company financing experience, including initial and secondary public stock offerings, structured debt financings, public stock mergers and private equity and venture capital investments. Mr. Sanford’s background and experience, including his extensive experience in the medical device industry, support his continued service as a member of the Board.

Peter H. Soderberg is 65, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.

Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position he held since March 2006. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a twenty-three year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom (formerly Hillenbrand Industries) and AdvaMed. Mr. Soderberg is a former director of Constellation Brands, Inc. and Welch Allyn.

Having served in the roles of President and Chief Executive Officer of Hill-Rom and of Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of healthcare policy and patient care delivery, gained through his long career in the healthcare industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.

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William B. Summers, Jr. is 61, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments, Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc., and is chairman of its audit committee and a member of its executive committee. He also serves on the advisory boards of Molded Fiberglass Companies, MAI Wealth Advisors LLC, and IQWARE Marketing, LLC, and on the board of directors of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace College, State Troopers of Ohio, and the Convention and Visitors Bureau of Greater Cleveland, Inc. Mr. Summers previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of the New York Stock Exchange (“NYSE”). He is a former director of Developers Diversified Realty, Inc.

Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and the NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2 – Re-approval of the Greatbatch, Inc. Executive Short Term Incentive Compensation Plan

The Company is seeking your re-approval of the Greatbatch, Inc. Executive Short Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan was previously adopted by our Board of Directors and approved by stockholders in 2007 as part of a continuing program to attract, retain and motivate key employees. The STIC Plan permits the awarding of cash bonuses to employees based on the achievement of pre-established performance goals. The Company is asking stockholders to reapprove the material terms of the performance goals under the STIC Plan in accordance with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code (“IRC”). This Proposal does not seek any amendment of the existing provisions of or performance objectives contained within the STIC Plan. Rather, this Proposal is being presented to stockholders solely to address the periodic approval requirements of Section 162(m) described below.

Under IRC §162(m), the Company may not deduct compensation of more than $1 million that is paid to an individual who, on the last day of the taxable year, is either its chief executive officer or is among one of the four other most highly-compensated officers for that taxable year. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation. Performance-based compensation is excluded from the $1 million limitation if paid pursuant to a plan that has received stockholder approval.

The Company maintains other annual incentive compensation plans. However, the existing plans do not meet the requirements for qualified performance-based compensation under IRC §162(m). The Chief Executive Officer and other officers who are “covered employees” within the meaning of IRC §162(m) will participate in this STIC Plan for 2012 and thereafter. A summary of the material terms of the STIC Plan follows below.

Purpose - The primary purpose of the STIC Plan is to pay covered employees appropriate bonuses for their achievement of specified performance goals. Another purpose of the STIC Plan is also to obtain, for federal income tax purposes, the deductibility of bonus awards made under the STIC Plan. The STIC Plan rewards individuals whose decisions and actions affect the operation, growth, and profitability of the Company. Accordingly, the amounts payable under the STIC Plan are intended to constitute “qualified performance-based compensation” under IRC §162(m).

Performance-based compensation can be deductible if these four criteria are met:

•	the compensation is payable on the attainment of one or more pre-established objective performance criteria;
•	the performance criteria are established by a committee consisting solely of two or more outside directors;
•	the material terms of the compensation and performance criteria are disclosed to and approved by the stockholders prior to payment; and
•	the committee that establishes the performance criteria certifies that the performance criteria have been satisfied before payment.

We are requesting stockholder re-approval in order to continue to meet the third requirement listed above.

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Administration - The Compensation and Organization Committee (the “Compensation Committee”) of the Board is responsible for administering the STIC Plan. Each member of the Compensation Committee is an “outside director” as defined for purposes of IRC §162(m).

Eligibility and Participation - The Chief Executive Officer and others who are officers for purposes of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) are eligible to participate in the STIC Plan. Participants will be the Chief Executive Officer and other officers who the Compensation Committee determines are “covered employees” within the meaning of IRC §162(m) for the fiscal year.

Performance-Based Compensation Under IRC §162(m) - The objective performance goal(s) for each participant will be set by the Compensation Committee within the first 90 days of each fiscal year. The performance goals will relate to one or more business criteria within the meaning of IRC §162(m), but limited to: earnings or diluted earnings per share, pro-forma earnings or diluted earnings per share, net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on stockholders’ equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, price per share of the Company’s Common Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. After the end of each fiscal year, the Compensation Committee will determine and certify in writing the amount of bonus to be awarded to each participant in accordance with the limitations established by the STIC Plan.

The maximum bonus award that a covered employee may be paid under the STIC Plan for the fiscal year is set at 250% of base salary (determined as of the first day of the fiscal year or, if greater, as of the date the performance criteria are established). The Compensation Committee may determine it is appropriate to pay less than the maximum bonus award amount to a participant, but not more. Subject to this maximum bonus award, actual award amounts will be based on Company and individual performance and competitive pay levels as determined by the Compensation Committee.

Payment of Bonus Awards - All bonus awards will be paid in cash. Participants will be permitted to defer payment of all or a portion of their bonus awards in accordance with the terms of any deferred compensation plan the Company may adopt.

The above summary is qualified by reference to the full text of the STIC Plan set forth as Exhibit A.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE RE-APPROVAL OF THE GREATBATCH, INC. SHORT TERM INCENTIVE COMPENSATION PLAN

PROPOSAL 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2012, a capacity in which it has served since 2000. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2012. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

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The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2011 and 2010:

	2011	2010

Audit Fees(1)	$1,333,450	$1,229,250
Audit-Related Fees(2)	28,946	-
Total Audit and Audit-Related Fees	1,362,396	1,229,250
Tax Fees(3)	8,550	-
All Other Fees	-	-
Total Fees	$1,370,946	$1,229,250

(1)	Represent fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements.
(2)	Represents fees billed by Deloitte & Touche for services rendered related to the performance of their audit but are not included in (1) above.
(3)	Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(c)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above provided by Deloitte & Touche were approved by the Audit Committee under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

PROPOSAL 4 – Advisory Vote on Compensation of the Named Executive Officers

The Company seeks your advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. Our Named Executive Officers are the Chief Executive Officer, the Chief Financial Officer and the next three highest paid executive officers. Although your vote is advisory and will not be binding on the Board or the Company, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from stockholders regarding the incentive plans that we use to motivate, retain, and reward our executives. The Company’s executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company. We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity so that we may ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the Compensation Discussion and Analysis (“CD&A”) section, the Company’s compensation for its Named Executive Officers includes the following elements:

•	Long-term equity compensation with multi-year performance based vesting. The most significant element of the Named Executive Officers’ equity compensation opportunity is the LTI Program for which vesting depends on the Company’s total stockholder return relative to its peer group over a three-year period.

•	Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the Named Executive Officers is based on the Company’s performance. As such, the cash compensation for the Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.

The text of the resolution in respect of Proposal 4 is as follows:

“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF

THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

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STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

Direct and indirect ownership of Common Stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of April 5, 2012, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Number of Shares	Percent of Class
Pamela G. Bailey(1)	75,528	*
Anthony P. Bihl III (2)	8,674	*
Michael Dinkins(3)	44,305	*
Thomas J. Hook(4)	500,278	2.1%
Kevin C. Melia(5)	55,998	*
Dr. Joseph A. Miller, Jr.(6)	68,412	*
Bill R. Sanford(7)	123,084	*
Peter H. Soderberg(8)	69,492	*
William B. Summers, Jr.(9)	80,070	*
Dr. Helena S. Wisniewski(10)	49,959	*
Thomas J. Mazza(11)	119,298	*
Mauricio Arellano(12)	107,248	*
Susan M. Bratton(13)	162,878	*
Michelle Graham (14)	11,930	*
All directors and executive officers as a group (16 persons)	1,525,320	6.2%

(1)	Includes (i) 55,461 shares Ms. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 18,710 shares directly held by her.

(2)	Includes (i) 5,348 shares Mr. Bihl has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 1,969 shares directly held by him.

(3)	Includes (i) 33,379 shares Mr. Dinkins has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 9,569 shares directly held by him.

(4)	Includes (i) 399,762 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 12,500 shares of restricted stock; (iii) 2,831 shares allocated to his account under the 401(k) Plan; and (iv) 85,185 shares directly held by him.

(5)	Includes (i) 39,320 shares Mr. Melia has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 15,321 shares directly held by him.

(6)	Includes (i) 50,211 shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 16,844 shares directly held by him.

(7)	Includes (i) 68,593 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 2,036 shares of restricted stock; and (iii) 52,455 shares directly held by him.

(8)	Includes (i) 50,461 shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 17,674 shares directly held by him.

(9)	Includes (i) 50,461 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 28,252 shares directly held by him.

(10)	Includes (i) 40,349 shares Dr. Wisniewski has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 1,357 shares of restricted stock; and (iii) 8,253 shares directly held by her.

(11)	Includes (i) 98,748 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 3,039 shares allocated to his account under the 401(k) Plan; and (iii) 17,511 shares directly held by him.

9

(12)	Includes (i) 88,539 shares Mr. Arellano has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 2,917 shares allocated to his account under the 401(k) Plan; and (iii) 15,792 shares directly held by him.

(13)	Includes (i) 89,797 shares Ms. Bratton has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 5,197 shares allocated to her account under the 401(k) Plan; and (iii) 67,884 shares directly held by her.

(14)	Includes (i) 5,063 shares Ms. Graham has the right to acquire pursuant to options exercisable currently or within 60 days after April 5, 2012; (ii) 527 shares allocated to her account under the 401(k) Plan; and (iii) 6,340 shares directly held by her.

*       Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and officers are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the Securities and Exchange Commission (“SEC”) and the NYSE. The Company believes that these filing requirements were satisfied by its directors and officers during 2012. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from such reporting persons.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The compensation programs for our senior level managers, which includes the Named Executive Officers, are designed to be consistent with our compensation philosophy. Our philosophy is to provide compensation programs that attract, motivate and reward associates who drive the Company’s success through high performance and innovation. Our compensation strategy is focused on maintaining a competitive position in the marketplace. Based upon this philosophy and strategy, we have designed our compensation programs to include fixed cash and equity-based compensation at the targeted competitive market median rate and performance cash and equity-based compensation at above competitive market median rates if above competitive market median performance is achieved. We believe that this philosophy is important in order to attract, retain and properly incentivize senior level management and should provide value to our stockholders through a higher stock price.

Our compensation programs are designed by our Compensation Committee in collaboration with management and input from an independent compensation consultant hired by the Compensation Committee and approved by our Board. Our compensation programs consist of the following:

•	Base Salary
•	Annual Cash Incentives
•	Long-Term Equity Awards
•	Retirement and Change in Control Agreements
•	Other Personal Benefits

As illustrated in the graphs below, we believe that performance and equity-based compensation should increase as a percentage of total direct compensation as salary grade levels and responsibility increases. We target our Named Executive Officers’ total cash and total direct compensation to be consistent with our competitive market. By following this philosophy, we believe we can attract and retain executives who have the appropriate skill set to carry out our strategic plans and attain both our short and long- term financial and strategic objectives.

The following graphs depict the mix of cash versus equity compensation as a percentage of total direct compensation granted to our Named Executive Officers during 2011 assuming maximum performance levels are achieved:

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Consistent with our compensation philosophy, we believe that our compensation programs for senior level managers, including the Named Executive Officers, should have a significant amount of compensation that is “at risk,” which serves to better align the interests of management with those of our stockholders. To accomplish this, our compensation programs include both short and long-term performance incentive programs. Our long-term incentive programs cover a three-year performance period.

The following graphs depict the mix of time (fixed) versus performance (at risk) based compensation as a percentage of total direct compensation granted to our Named Executive Officers during 2011 assuming maximum performance levels are achieved:

The following graph depicts total direct compensation received by our Named Executive Officers, who were employed at that time, versus the value granted for fiscal years 2008 to 2010, excluding retention equity awards, and illustrates the significant impact that our performance-based programs can have on the compensation levels of our Named Executive Officers. The Actual Value Received amounts were calculated based upon the grant date fair value of those awards and does not reflect any market appreciation or depreciation of the awards over the vesting period. Fiscal years 2010 and 2011 were the last years of the three-year performance periods for our performance-based long-term equity awards granted in 2008 and 2009. The performance metrics for the 2009 awards were achieved at 23% of target and 28% of target for the 2008 awards. Additionally, we currently expect to achieve 53% of the 2010 performance metrics and have not made a projection on what level will be achieved for the 2011 performance grant (in thousands):

Total Direct Compensation of Named Executive Officers

During 2011, we submitted the compensation programs for our Named Executive Officers to a non-binding advisory vote of our stockholders. Based upon the number of votes cast, 93% of our stockholders voted in favor of our programs. Thus, we believe that an overwhelming majority of our stockholders support our current compensation programs for the Named Executive Officers and that no significant changes to our compensation programs is warranted. The Compensation Committee will continue to monitor this advisory vote on an annual basis.

In order to better meet our compensation philosophy and objectives, during 2011 we embarked on a project to develop a new global compensation framework. The goal of this project was to ensure that our compensation programs allow for flexibility for future growth, eliminate cross functional boundaries, increase an associates “line of sight,” and integrate and optimize the various compensation programs within our Company that resulted from our acquisitions. As a result of this initiative, for 2012, our Named Executive Officers will be compensated under our new Greatbatch Growth and Bonus Plan (“G2B Plan”). The compensation components for our Named Executive Officers will not significantly change under this program. All changes to the compensation of the Named Executive Officers as a result of the G2B Plan are highlighted throughout this CD&A section.

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Compensation Committee Practices and Procedures

The Compensation Committee, in collaboration with management, is responsible for the design and administration of our compensation programs with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee directly engages Ernst & Young LLP to independently advise them on compensation matters and recommendations made by management. A representative of Ernst & Young was present in person or by telephone for all seven meetings held by the Compensation Committee during 2011.

The Compensation Committee is also responsible for recommending to the Board for approval the performance and compensation adjustments for Mr. Hook, our President & Chief Executive Officer. For the remaining Named Executive Officers, Mr. Hook makes recommendations regarding performance and compensation adjustments to the Compensation Committee for approval. Grants of equity-based compensation are recommended by management and approved by the Compensation Committee in accordance with approved long-term incentive programs established by the Compensation Committee with the assistance of Ernst & Young. Although not required by our long-term incentive plans, the Board provides final approval on equity-based compensation awards.

During 2011, Mr. Hook, Thomas J. Mazza, Senior Vice President & Chief Financial Officer, Michelle Graham, Senior Vice President of Human Resources and Timothy G. McEvoy, Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee as needed. These executives were not present during executive sessions of the Compensation Committee or when items pertaining to their individual compensation were discussed.

Competitive Market Review

When determining compensation levels and programs, the Compensation Committee compares our programs and performance against a peer group of companies. The peer group currently consists of fourteen publicly traded companies that are similar in size and operate in similar industries and with whom we may compete for executive talent. The Compensation Committee typically reevaluates the peer group every two to three years or sooner if an event, such as the Company out-growing its peer group or one of the peer group companies being acquired, no longer makes the companies in the peer group comparable to our Company. The companies comprising our compensation peer group are as follows:

Analogic Corporation	ResMed Inc.
CONMED Corporation	SonoSite, Inc.
CTS Corporation	Symmetry Medical, Inc.
Edwards Lifesciences Corp.	Thoratec Corporation
Integra LifeSciences Holdings Corp.	West Pharmaceutical
Merit Medical Systems, Inc.	Wright Medical Group, Inc.
Orthofix International	ZOLL Medical Corporation

In 2010, EV3, Inc. was removed from the peer group because it was acquired during that year. We expect SonoSite, Inc. and Zoll Medical Corporation will be removed from the peer group in 2012 as they have been or have announced plans to be acquired. Based upon the removal of these three companies, as well as the growth of our Company, we expect to perform a review of our peer group in 2012 in order to bring the number of companies in our peer group back to the 13 to 15 range. We believe that this is an appropriate size for a peer group in order to get a representative sample of our market, yet keeping the size of the peer group at a manageable level for analysis purposes. We believe the companies in our peer group (i) have relevant overlap with our industry, customers and products, (ii) are similar in size, and (iii) have key metrics that are consistent with our growth strategy. The key metrics considered included revenue size and growth rate, return on equity, net income, earnings per share (“EPS”) growth, average gross margins and enterprise value.

The 2011 compensation packages for our Named Executive Officers were based in part on a 2009 market study performed by Ernst & Young, which utilized compensation peer group data supplemented by market survey data and was adjusted for factors such as prior individual performance and expected future contributions, performance of our Company, internal equity considerations within our Company and the degree of difficulty in replacing the executive. The 2009 market study, which provided base salary, total cash compensation and total direct compensation analysis, utilized proxy data of our peer group from 2006 to 2008 and survey data from the following sources:

Title	Publisher	Year
Executive Compensation Assessor	Economic Research Institute	2009
U.S. Executive Survey Report	Mercer HR Consulting	2008
Top Management Compensation	Watson Wyatt Data Services	2008-2009

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In determining recommended compensation levels, the Ernst & Young analysis also utilized various analytical tools, including total remuneration analysis and tally sheets, which provide a summary of the total compensation (cash, equity, benefits and perquisites) provided to the Named Executive Officers, as well as the impact of the Company’s performance on compensation. In 2008, internal pay equity analysis and equity wealth accumulation and sensitivity analysis were also performed. The Compensation Committee has determined that, absent a meaningful change in circumstances, these tools should be utilized on a periodic as opposed to an annual basis. In making final compensation decisions, the Compensation Committee considers all of these analyses.

The Compensation Committee sets the performance goals for annual cash incentives based upon prior year performance, the Company’s plan for the current year and the level of risk and stretch goals included in those plans, estimated industry and category performance, and the Board’s desire for continuous and meaningful performance improvement. Industry and category performance considered includes the performance of our largest customers supplemented by performance information of our peer group, as well as the growth rates of our largest markets (Cardiac Rhythm Management, Vascular Access, and Orthopaedic, as well as Energy and Portable Medical as a proxy for our Electrochem Solutions segment). The performance goals for long-term equity incentives are based upon relative total shareholder return (“TSR”) versus the peer group described above.

Base Salary

We provide our senior level managers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The target salary for our senior level managers is based in part on the competitive market median of our compensation peer group, supplemented by published survey data. Our general practice is to be within 90% to 110% of the competitive market median. In addition to the factors listed above, actual base salaries may differ from the competitive market median target as a result of various other factors including prior individual performance and expected future contributions, performance of our Company, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and in the case of Mr. Hook, by the Board. The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the median competitive market rates. The base salaries for our Named Executive Officers were as follows:

	2009 Base Salary	2010 Base Salary	2011 Base Salary		2012 Base Salary
Thomas J. Hook	$491,600	$525,000	$546,000		$546,000
Thomas J. Mazza	271,500	290,000	301,600		301,600
Mauricio Arellano	267,500	285,000	325,000	(2)	325,000
Susan M. Bratton	250,200	265,000	275,600		295,000	(2)
Michelle Graham(1)	NA	250,000	250,000		250,000

(1)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources.
(2)	Increase due to promotion or increase in responsibility.

For 2011, base salaries for the Named Executive Officers, except Mauricio Arellano and Michelle Graham, were increased by 4%. We believe this reflects the solid performance of our Company over the past year and is a reasonable market increase for companies with similar performance to ours. The salary increase provided to Mr. Arellano for 2011 took into consideration his additional responsibilities in connection with his promotion to President of our Greatbatch Medical segment at the end of 2010.

For 2012, base salaries for the Named Executive Officers, except Ms. Bratton, were held constant similar to other senior level managers of the Company. This was done in order to offset the financial impact to the Company’s results of operations of an increased level of research and development costs in connection with the Company’s medical device strategy. The 2012 salary increase for Ms. Bratton was made in order to compensate her for the additional responsibilities assumed as a result of the acquisition of Micro Power Electronics, Inc. in December 2011, which effectively doubled the size of the Electrochem business. The Compensation Committee currently expects to engage Ernst and Young in 2012 to perform a market study related to the compensation of the Named Executive Officers, since the last study performed was in 2009.

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Annual Cash Incentives

Overview. The payment of annual cash incentives for senior level managers, including our Named Executive Officers, is based upon the achievement of financial performance metrics of the Company and is governed by our Short-Term Incentive Compensation Program (“STIC Program”). The objective of the STIC Program is to provide a target level of performance-based cash compensation at the median of our competitive market with the opportunity for above median compensation if above median performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” goal and any amount greater than the target is believed to be a “stretch” goal.

STIC Program awards for the Named Executive Officers are made under the STIC Plan and are based upon Company-wide performance metrics. For other senior level managers, STIC Program awards are based upon a combination of the achievement of Business Unit objectives and Company-wide performance metrics. In general, we believe that the higher the salary grade of an associate, the more that the STIC Program award should be based upon the performance of the overall Company. As this component of compensation is “at risk” and is based upon the achievement of various performance metrics, it can vary significantly from year to year.

STIC Program awards for our Named Executive Officers are calculated based upon the following formula:

Total Available Award (TAA) = (Base Salary x Individual STIC %) x STIC Funding %

STIC Funding %. Overall funding of the STIC Program is based upon Company-wide performance measures as recommended by the Compensation Committee and is generally approved by the Board at its first meeting each year. Funding of the STIC Program is calculated in accordance with the following scale:

Achievement of Performance Measure	Funding %
Less than Threshold	0%
Threshold - 100%	50% - 100%
100% - Maximum	100% - 200%

For 2011, the STIC Program funding percentage was based upon two internal financial metrics, total revenue (25%) and adjusted operating income (75%), which are measured independently from each other. Thus, if one metric is not achieved, a portion of the STIC Program award may still be funded if the second metric is achieved. The Compensation Committee believes that these performance metrics are appropriate as they are controllable by the broad group of managers to which the STIC Program applies and would be key metrics to drive stockholder value. The Compensation Committee also believes that these metrics are aligned with the Company’s strategic objective of growing revenue and profitability. Achieving a STIC funding percentage of 100% is expected to be difficult under this program given that there are two metrics to be achieved. Similar to 2011, the 2010 STIC Program funding percentage was based upon total revenue (40%) and adjusted operating income (60%) of the Company. The weighting change between revenue and adjusted operating income was made in 2011 in order to put more emphasis on profitable growth and as the adjusted operating income metric is believed to be more directly controlled by management and aligned with the interest of stockholders.

For 2011 and 2010, the STIC Program was funded as follows:

	2010		2011
	Revenue (40%)	Adjusted OI (60%)	Revenue (25%)	Adjusted OI (75%)
Threshold/Target/Maximum	$520M/$550M/$580M	$59M/$71M/$83M	$528M/$550M/$572M	$64M/$71M/$78M

Actual	$533.4M	$64.9M	$564.3M	$68.0M

Actual % of Target Achieved	72.3%	74.8%	165.1%	78.6%
Weighted Average STIC Funding %	73.8%		100.19%

For 2009, the STIC Program funding performance measure was adjusted EPS. In establishing this measure, the Compensation Committee considered the 2009 budget, three-year compound annual growth rate, and how that growth rate compared to our competitive market. For 2009, the STIC Program was funded as follows:

2009
Adjusted EPS Threshold/Target/Maximum	$1.26/$1.68/$2.23
Adjusted EPS Actual	$1.52
STIC Funding %	81%

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Adjusted amounts differ from those calculated under generally accepted accounting principles (“GAAP”) primarily as a result of the exclusion of: (i) acquisition-related charges, (ii) facility consolidation, manufacturing transfer and system integration charges, (iii) asset write-down and disposition charges, (iv) severance charges in connection with corporate realignments or a general reduction in force, (v) litigation charges and gains, (vi) design verification testing charges incurred in connection with the development of our Neuromodulation platform, (vii) gains (losses) from cost method investments, (viii) the impact of non-cash charges to interest expense due to the accounting change governing convertible debt, (ix) unusual or infrequently occurring items and (x) the income tax (benefit) related to these adjustments, all of which were not included in the original STIC target measures. All of these adjustments were reviewed and approved by the Compensation Committee. See “Strategic and Financial Overview” in Item 7 of our 2011 Form 10-K for a reconciliation of adjusted amounts to GAAP.

Individual STIC %. Individual cash incentives are calculated by multiplying the funding percentage by the individual’s target payout. The individual target payout was determined by the Compensation Committee in order to provide targeted total cash compensation (base salary + cash incentive) at the median of our competitive market. The target payout as a percentage of base salary for our Named Executive Officers is as follows:

	2009	2010		2011		2012(2)
President & CEO	80%	85	%(1)	85%		90%
CFO	70%	70%		70%		75%
Mauricio Arellano	65%	65%		70	%(1)	75%
Susan M. Bratton	65%	65%		65%		70%
Michelle Graham(3)	NA	NA		65%		70%

(1)	Includes a promotional increase.
(2)	Under the G2B Plan, effective beginning in 2012, the STIC Program and 5% discretionary equity contribution, discussed in the 401(k) Plan section, were combined. Additionally, the award will be paid up to 4% in Greatbatch stock and no award will be earned unless the threshold target for Adjusted Operating Income is achieved.
(3)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources.

Illustrative Computation of 2011 STIC Award for Thomas J. Hook:

TAA = (Base Salary ($546,000) x Individual STIC % (85%)) x STIC Funding % (100.19%) = $464,982

The STIC Plan for our Named Executive Officers was approved by our stockholders in 2007. We are submitting this plan for re-approval by our stockholders at this year’s Annual Meeting in order to meet the requirements for an income tax deduction under IRC §162(m). Under IRC §162(m), a limitation is placed on the tax deductibility of compensation to certain executives of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements. Currently, our STIC Program is designed to meet these requirements. Historically, our deductions for executive compensation have not been materially impacted by IRC §162(m). We do not believe that any of the changes to our STIC Program that resulted from the adoption of the G2B Plan will impact the deductibility of those awards under IRC §162(m).

Long-Term Equity Awards

Overview. In addition to cash incentives, we also compensate senior level managers, including our Named Executive Officers, with long-term equity awards. These awards are designed to align management’s performance incentives with the interests of our stockholders. Additionally, they are used as a recruiting and retention tool. Historically, we granted equity awards under various existing long-term incentive plans, including the following: (i) the 1998 Stock Option Plan; (ii) the 2002 Restricted Stock Plan; (iii) the 2005 Stock Incentive Plan; and (iv) the 2009 Stock Incentive Plan. The 1998 Stock Option Plan and 2002 Restricted Stock Plan have been frozen for new stock award issuances.

In 2011, stockholders of the Company approved the Greatbatch, Inc. 2011 Stock Incentive Plan which authorizes the issuance of up to 1,000,000 shares in equity incentive awards including nonqualified and incentive stock options, restricted stock, restricted stock units, stock bonuses and stock appreciation rights. The 2011 Plan was designed by the Compensation Committee, with the assistance of management and reviewed by Ernst & Young. In determining the amount of shares under this plan, we considered the historical burn-rate of our equity compensation plans, as well as the potential dilution and shareholder value transfer as a result of this plan. These metrics were compared to our industry and peer group and are often used by institutional investors when analyzing our plans.

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The following table provides information regarding the Company’s equity compensation plans:

Plan Category (As of December 30, 2011)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )	( b )	( c )(2)
Equity compensation plans approved by security holders (1)	2,601,570	$23.66	1,834,358

Equity compensation plan not approved by security holders	-	-	-
Total	2,601,570	$23.66	1,834,358

(1)	Consists of stock options issued under the 1998 Stock Option Plan, the Non-Employee Director Stock Incentive Plan, the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan. Also includes 564,435 shares of restricted stock units that were granted under the 2005 Stock Incentive Plan, the 2009 Stock Incentive Plan and the 2011 Stock Incentive Plan at a weighted average grant date fair value of $17.04 per share, which is not included in the amounts reported in column b.
(2)	As of December 30, 2011, 1,834,358 shares were available for future grants of stock options, stock appreciation rights, restricted stock, restricted stock units or stock bonuses. Due to plan sub-limits, of the shares available for grant only 914,093 shares were available for issuance in the form of restricted stock, restricted stock units or stock bonuses.

Our equity-based compensation plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by our Board. Historically, we have granted employees equity-based compensation in the form of non-qualified and incentive stock options, restricted stock and restricted stock units. Annual equity-based awards are granted in December, and are effective on the first day of the new fiscal year. The Board typically meets five times per year based upon a schedule determined several months in advance. Accordingly, the proximity of any awards to earnings announcements or the release of material non-public information would be coincidental. All stock options are issued with strike prices that are equal to the value of our closing stock price on the grant date.

Except as described in the “Employment Agreement” and “Retirement and Change in Control Agreements” sections, all unvested equity awards expire upon termination of employment. Upon termination, other than for cause, all vested equity awards expire at various times following termination, up to ninety days, based upon the reason for termination and the terms of the equity plan they were awarded from. Upon termination for cause, all outstanding equity awards expire immediately.

Upon termination of employment due to death or disability, all vested equity awards expire at various times following the event, up to one year, based upon the terms of the equity plan they were awarded from. Upon termination of employment due to death or disability, the Compensation Committee has discretion on whether or not to vest all unvested equity awards.

In the event of a change in control, as defined in the respective plan agreement, all unvested equity awards issued prior to 2012 immediately vest, unless determined otherwise by the Compensation Committee. Beginning in 2012, all unvested time-based equity awards granted will continue to vest upon a change in control, unless determined otherwise by the Compensation Committee. However, for unvested performance-based equity awards issued after 2011, only the portion of the award that would have vested under the original plan design will vest, unless determined otherwise by the Compensation Committee. See further discussion regarding change in control benefits in the “Retirement and Change in Control Agreements” section.

We believe that a majority of the compensation expense arising from stock options granted under the 2005, 2009 and 2011 Stock Incentive Plans is deductible for tax purposes and is not limited by IRC §162(m). Our deductions for time-based restricted stock and restricted stock units may be limited in the future under IRC §162(m) primarily due to the timing of vesting. The Compensation Committee considers the potential non-deductibility of stock incentive awards under IRC §162(m) when setting award levels. The Compensation Committee believes that our equity programs are properly designed for the retention and incentivizing of senior management, which is in the best interest of stockholders even if IRC §162(m) limits are periodically exceeded and the tax deductions are limited.

In 2010, the Board approved the LTI Program for senior level managers, including our Named Executive Officers, which replaced the Long-Term Incentive Award Program (“LTIP Program”) and Supplemental Annual Long-Term Incentive Award Program (“SALT Program”). The LTI Program has both a time- and performance-based component, similar to the LTIP and SALT Programs, and includes a number of current “best practices” with regards to equity compensation programs.

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In addition to the LTI Program awards, all employees, including our Named Executive Officer, are eligible for equity award grants at the time of hire, upon promotion, for special recognition and/or significant changes in responsibility. These awards are typically granted at the next scheduled Board meeting following the event date.

LTI Program. The LTI Program includes both a time and performance based award. The objective of the time-based portion of the LTI Program is to provide total direct compensation, when combined with the executive’s base salary and STIC Program award at target, at the 25th to 35th percentile of our competitive market. The objective of the performance-based portion of the LTI Program is to provide a supplemental award that targets total direct compensation at the 60th percentile of our competitive market and the 75th percentile if the maximum performance level is achieved.

The maximum award that can be earned under the LTI Program is expressed as a percentage of the Named Executive Officers’ salary as follows:

	2010	2011		2012
President & CEO	430%	430%		430%
CFO	260%	260%		260%
Mauricio Arellano	230%	260	%(1)	260%
Susan M. Bratton	230%	230%		230%
Michelle Graham(2)	NA	230%		230%

(1)	Includes a promotional increase.
(2)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources.

The time-based portion of the LTI Program awards was determined based upon the following formula:

Maximum Time Award (MTA) = (Base Salary x Individual Maximum Award %) x 25%

Non-Qualified Stock Option Grant = (MTA) ÷ Grant Date Black-Scholes Value

We utilize the Black-Scholes option pricing model to estimate the fair value of stock options granted for financial statement reporting purposes as allowed under GAAP. See Note 10 of the Notes to the Consolidated Financial Statements contained in Item 8 of our 2011 Form 10-K for further explanation of the assumptions and methodology for determining the fair value of stock options granted.

The time-based portion of the LTI Program awards vest in three equal annual installments on the last day of each fiscal year, beginning in the year of grant. Beginning in 2011, the time-based portion of the LTI Program award was issued in the form of non-qualified stock options. For 2010, the time-based portion of the LTI Program award was issued one-half in non-qualified stock options and one-half in restricted stock units. This change was made in order to provide more of a balance between the amount of stock options and full-value awards provided to senior management and to better align their interests with those of stockholders.

The maximum performance-based portion of the LTI Program awards, which is granted 100% in restricted stock units, will be determined based upon the following formula:

Maximum Performance Award (MPA) = (Base Salary x Individual Maximum Award %) x 75%

Restricted Stock Unit Grant = MPA ÷ Grant Date Closing Stock Price

The performance metric for these awards is TSR relative to our peer group for a three-year performance period. Relative TSR was selected as the Compensation Committee believed it most closely aligns the interests of management with those of stockholders and, since this is a long-term measure, does not incentivize excessive risk taking. LTI performance awards will vest at the end of the three-year performance period as follows:

TSR Performance Rank	Vesting Amount
25th Percentile	5.3% of MPA (Threshold Shares)
25th Percentile - 75th Percentile	Linear calculation between Threshold and Maximum Shares
75th Percentile and above	100% of MPA (Maximum Shares)

Illustrative Computation of 2011 LTI Program Award for Thomas J. Hook:

Maximum Time Award (MTA) = ($546,000 x 430%) x 25% = $586,950

Non-Qualified Stock Option Grant = ($586,950) ÷ $9.3674 = 62,658 stock options

Maximum Performance Award (MPA) = (($546,000 x 430%) x 75% = $1,760,850

Restricted Stock Unit Grant = $1,760,850 ÷ $24.15 = 72,913 restricted stock units

Threshold Performance Award (TPA) = (($546,000 x 430%) x 75% x 5.333% = $93,906

Restricted Stock Unit Grant = $93,906 ÷ $24.15 = 3,888 restricted stock units

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LTIP Program. Prior to 2010, the LTIP Program provided our senior level managers, including our Named Executive Officers, a fixed level of equity-based compensation at the median of our competitive market. The LTIP Program awards were granted in the form of one-half non-qualified stock options and one-half restricted stock units.

The target grant of LTIP Program equity awards as a percentage of base salary for our Named Executive Officers who were employed by us at that time is as follows:

2009

President & CEO	150%
CFO	80%
Other Named Executive Officers	70%

The LTIP Program stock option awards vest over four years, 25% at the end of each year, including the year of grant. The LTIP Program restricted stock unit awards vest 50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth years.

SALT Program. Prior to 2010, the SALT Program provided our senior level managers with a supplemental award that targeted total direct compensation up to the 75th percentile of our competitive market if 75th percentile performance goals, set at the beginning of the period, are met. The SALT Program awards were granted in the form of non-qualified stock options. The SALT Program equity awards expressed as a percentage of base salary for our Named Executive Officers who were employed by us at that time is as follows:

2009

President & CEO	175%
CFO	85%
Other Named Executive Officers	70%

The Compensation Committee set the performance goals for SALT Program awards based upon our long-range financial plan. These performance targets were set with the intent that they would represent stretch goals and would result in upper quartile performance relative to our customers and peers. Achievement of these targets was believed to be a challenging goal. Additionally, even if the targets are achieved they continue to incentivize management since the award were in the form of stock options. The only way an employee receives value from a stock option is if the Company’s stock price, which is heavily dependent on the performance of our Company, remains above the options’ exercise price. For that reason, we believe stock options align the goals of management with those of our stockholders.

The SALT Program performance measures were subject to adjustment based upon acquisitions, as well as unusual or extraordinary items that were not contemplated when the performance measures were set. The Compensation Committee approves all adjustments. The adjustments for acquisitions are based upon the projections for the respective acquisition at the time the transaction was approved by the Board. We believe these adjustments provide incentive for senior level managers to ensure acquisitions are successful.

Fiscal year 2011 was the final performance year for the 2009 SALT Program award. During the three year period from 2009 to 2011, we earned cumulative revenues of $1.62 billion, cumulative adjusted operating income of $195 million and cumulative adjusted cash flow provided by operations of $266 million. This compares to the 2009 grant metrics of $1.95 billion, $282 million and $250 million, respectively. Under the SALT Program, each metric is tracked independently and achievement of one or more metric allows for the pro rata vesting of the award depending on how many of the metrics are achieved and the lowest percentage achievement of the metric(s) not achieved. For example, if only one of the performance goals is met and the lowest percentage achieved of the other two metrics was 80% of the target, then 1/3 of the award multiplied by 80% will vest. In 2012, our Board approved the vesting of 23% of the 2009 SALT Program award as only the adjusted cash flow from operations metric was achieved and the lowest percentage achieved of the other two metrics was 69%.

Other Equity-Based Compensation. In addition to the LTI Program, senior level managers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tools. Historically, these grants were made in the form of stock options, restricted stock, or restricted stock units. In 2012, Messrs. Hook and Arellano received an additional grant of restricted stock units of 25,586 shares and 22,150 shares, respectively. These grants were awarded in recognition of the significant progress both made in advancing the long term prospects and profitability of the core medical business, and the QIG business, respectively, and were designed as an additional retention tool for the executive officers as they vest over four years.

Share Ownership and Holding Period Guidelines

In order to better align the interests of our senior level managers with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines. These ownership guidelines require non-employee directors to own at least $90,000 in shares of the Company.

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The ownership requirement for our Named Executive Officers is calculated as a multiple of base salary as follows:

	Multiple of Base Salary
President & CEO	5.0	x
CFO and Other Named Executive Officers	2.5	x

For purposes of measuring compliance with these guidelines, shares owned directly or indirectly by the participant or his or her immediate family members, as well as unvested time-based restricted stock and restricted stock units issued under our long-term equity compensation programs are considered “owned.” During 2011, the Compensation Committee adjusted these ownership guidelines to exclude unvested performance-based restricted stock and restricted stock units from ownership, reduced the ownership multiple for senior level managers, other than the CEO, from 3.0x to 2.5x, and removed the requirement that these guidelines needed to be achieved within five years. These changes were made in order to be more consistent with market trends and our peer group, as well as to reduce the ownership burden on those associates given the exclusion of unvested performance-based awards from ownership. The following table provides the status of our Named Executive Officers and directors towards achieving these ownership guidelines as of December 30, 2011:

Named Executive Officers	% of Ownership Guideline Achieved	Non-Employee Directors	% of Ownership Guideline Achieved

President & CEO	91%	Pamela G. Bailey	Achieved
CFO	66%	Anthony P. Bihl III(1)	15%
Mauricio Arellano	55%	Michael Dinkins	Achieved
Susan M. Bratton	Achieved	Kevin C. Melia	Achieved
Michelle Graham	67%	Dr. Joseph A. Miller, Jr.	Achieved
		Bill R. Sanford	Achieved
		Peter H. Soderberg	Achieved
		William B. Summers, Jr.	Achieved
		Dr. Helena S. Wisniewski	Achieved

(1)	Appointed as director on October 13, 2011.

The ownership guidelines also contain a holding period requirement for equity awards. Non-employee directors are expected to hold all equity awards, net of applicable taxes, until their tenure as a Board member has ended or the applicable award is set to expire. Senior level managers are required to hold exercised stock options and vested restricted stock/units, net of applicable taxes, for one year following the exercise or vesting unless the participant has achieved their stock ownership requirement.

Retirement and Change in Control Agreements

Overview. We believe that it is in the best interest of our Company and stockholders to have the unbiased dedication of our senior level managers, without the distraction of personal uncertainties such as retirement or a change in control. We have designed our retirement and other post-employment benefit programs to reduce these distractions. We believe our programs allow for a smooth transition in the event of retirement or a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies.

The components of our retirement and post-employment benefits program are as follows:

•	Executive Retirement Guidelines
•	401(k) Plan
•	Change in Control Agreements

We do not offer our U.S. based employees defined benefit pension or deferred compensation benefits as these plans are more expensive to administer in comparison to the programs that we do offer. When designing our retirement and other post-employment benefit programs we consider IRC §409A and continue to evaluate our programs in light of the guidance issued under that rule.

We currently do not have a formal severance plan for our employees. In the past, we have provided post-employment severance benefits to our employees who are terminated in connection with a reduction-in-force or corporate reorganization. Generally, these benefit amounts are based upon length of service and position level with the Company. Severance payments are at the discretion of management.

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The offer letter of Michelle Graham, Senior Vice President, Human Resources, provides that in the event that the Company terminates her employment for any reason other than cause, as defined in her offer letter, Ms. Graham is entitled to salary, health and medical benefit continuation for a period of one year following the date of termination. In the event of a hypothetical termination by the Company for any reason other than cause as of December 30, 2011, Ms. Graham would be entitled to a payment of approximately $271,000. All future executive officers of the Company are expected to have similar severance arrangements.

Executive Retirement Guidelines. Senior managers who are at least 59½ with a combination of age and length of service equal to at least 69½ are eligible to receive certain benefits under our Executive Retirement Guidelines. These guidelines have been approved by our Board and allow for the following:

•	accelerated vesting of all outstanding time-based stock incentive awards;
•	discretionary vesting of all outstanding performance-based stock incentive awards; and
•	discretionary extension of the time eligible to exercise outstanding stock options.

In exchange for these benefits, the executives are required to sign a two-year non-compete agreement. In order to be considered for these benefits, executives must submit a voluntary retirement request form at least one year prior to their anticipated retirement date and facilitate the transition of their responsibilities to their successor. All requests for retirement and benefits under our Executive Retirement Guidelines by Named Executive Officers are reviewed and approved by our Board.

401(k) Plan. Nearly all of our U.S. based employees are eligible to participate in our defined contribution 401(k) Plan. This plan provides for the deferral of employee compensation up to the maximum IRC limit and a discretionary Company match. From 2009 to 2011, this match was $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant.

In addition to the discretionary contributions described above, U.S. based employees are eligible to receive an additional discretionary contribution of up to 5% of their base salary to the 401(k) Plan if certain performance metrics are achieved. This discretionary contribution is made in the form of Common Stock and is subject to certain IRC limits. The full 5% contribution was earned for fiscal year 2011 as the $1.65 adjusted earnings per share performance target was achieved. No contributions were made in 2010 or 2009 as a result of our Company not achieving its performance targets for those years.

Under the new G2B Plan, effective for 2012 an associate’s STIC Program award and 5% discretionary equity contribution award were combined. As a result, for 2012, the equity contribution for the Named Executive Officers will now be based upon Revenue and Adjusted Operating Income, similar to the STIC Program targets, and will be capped at 4%. Additionally, no award will be earned unless the threshold target for Adjusted Operating Income is achieved. These changes were made in order to simplify these programs and increase the “line of sight” for employees.

Each year we perform standard year-end coverage, nondiscrimination and compliance testing on our 401(k) Plan to ensure compliance with applicable Internal Revenue Service rules and regulations. In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by “highly compensated” employees will be returned to the respective employee in order to ensure compliance.

Participants immediately vest in their own contributions and earnings, and in the matching and stock contributions to the 401(k) Plan.

Change in Control Agreements. We have entered into change in control agreements with certain key employees including our Named Executive Officers. These agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. If the employee is terminated after the change in control, other than for death, disability or cause, or the executive terminates the agreement for good reason, then the executive will be entitled to certain benefits to be paid in a lump sum in cash. The most significant components of those benefits are as follows:

•	two times annual salary;
•	two times the greater of i) average bonus for the three year period prior to the date of termination or ii) current year STIC Program award at the target level;
•	two times the Company’s 5% discretionary contributions to the Company’s 401(k) Plan;
•	$25,000 for outplacement services;
•	24 months coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning); and
•	immediate vesting of all equity awards, except as otherwise provided in the applicable award agreement.

Our change in control agreements provide that an executive is entitled to an excise tax gross-up payment to the extent the change in control payment exceeds 110% of the safe harbor threshold. An executive is not entitled to this gross-up if the present value of payments does not exceed 110% of the safe harbor threshold. Instead, the payment due to the executive would be reduced to the safe harbor threshold.

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During 2011, the Compensation Committee amended the change in control agreements with our Named Executive Officers in order to make them more fully compliant with IRC §409A, to provide greater clarity from an IRC §409A perspective and to reduce the tax exposure of both the employee and the Company if challenged by the Internal Revenue Service. Additionally, during 2011, the Compensation Committee amended the form of change in control agreement, which will be provided to prospective executives, to replace the gross-up language found in the existing agreements with a best after tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant. This new form of change in control agreement will only be provided to new executives and was not applicable to the current Named Executive Officers.

Based upon the hypothetical termination date of December 30, 2011, the change in control termination benefits for our Named Executive Officers would be as follows:

	Salary & Bonus	Acceleration of Stock- Based Awards(1)	Continuance of Benefits(2)	401(k) Plan	Outplacement Services	Severance	Tax Gross- Up/Modified Cut-Back	Total

Thomas J. Hook	$2,020,200	$4,380,031	$345,900	$10,290	$25,000	$464,100	$2,621,042	$9,866,563

Thomas J. Mazza	1,025,440	1,257,801	184,519	11,752	25,000	-	946,003	3,450,515

Mauricio Arellano	1,105,000	1,203,845	162,323	-	25,000	-	982,938	3,479,106

Susan M. Bratton	909,480	1,016,645	166,300	10,290	25,000	-	766,293	2,894,008

Michelle Graham	825,000	814,960	150,422	-	25,000	-	549,818	2,365,200

(1)	Based upon our closing stock price of $22.10 per share as of December 30, 2011 (the last day of our fiscal year).
(2)	Includes the continuation of all benefits described in the Other Personal Benefits section below for a period of two years.

In designing these agreements, we considered IRC §280G. IRC §280G denies a tax deduction for any and all excess golden parachute payments for corporations undergoing a change in control. In addition, the individual recipient of such payment must pay a 20% excise tax on the amount of the payment. IRC §280G provides a safe harbor from this excise tax if the present value of any parachute payments under a change in control does not exceed certain thresholds as defined in the IRC.

Other Personal Benefits

In addition to the elements of compensation discussed above, we also provide senior level managers with various other benefits as follows:

•	Education Reimbursement
•	Life Insurance
•	Long-Term Disability
•	Executive Financial Planning
•	Executive Physicals

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives. These benefits also reduce the amount of time and attention that senior level managers must spend on personal matters and allow them to dedicate more time to our Company. We believe that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of our Company and its stockholders.

Education Reimbursement. All employees and certain dependents of employees are eligible to participate in our Education Reimbursement Program. This program is provided to support our innovation and commitment to continuous improvement. We believe that education will support the development of our employees for new positions and enhance their contributions to the achievement of our strategic goals.

Under our Education Reimbursement Program, we reimburse the cost of tuition, textbooks and laboratory fees for all of our employees and certain dependents of employees. All full-time employees are eligible for 100% reimbursement upon the successful completion of job related courses or degree programs. The dependent children benefit for certain employees relates to post-secondary education and vests on a straight-line basis over ten years. For employees hired after January 1, 2003, the maximum amount of dependent children reimbursable tuition is the cost of tuition at the recognized local state university. For employees hired prior to January 1, 2003 and for all of the Named Executive Officers, there is no maximum limit for dependent children reimbursement. This dependent tuition reimbursement program was frozen on December 14, 2011, and is now limited to those U.S. employees who were employed by the Company as of that date and executive officers. Minimum academic achievement is required in order to receive reimbursement under all Education Assistance Programs. In 2011, Mr. Hook was the only Named Executive Officer who received benefits under this program.

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Life Insurance. Our executive officers receive term life insurance paid by the Company equal to $5 million for the President & CEO and $1 million for other executive officers. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.

Long-Term Disability. Our executive officers receive long-term disability insurance paid by the Company equal to 60% of salary plus an average of the last two years STIC award, with no cap. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit.

Executive Financial Planning. All senior level managers, except the CEO, are eligible for reimbursement of financial planning services. Reimbursement is approved for dollar amounts up to $5,000 in the first year of the program and up to $2,500 in all other years. Qualified expenses include income tax preparation, estate planning and investment planning, among others.

Executive Physicals. We provide senior level managers with annual physicals. We cover 100% of the cost of this program. This program was developed to promote the physical well being and health of our senior level managers.

Other Benefits. Senior level managers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other employees of the Company. Some of the more significant of these benefits include medical, dental and vision insurance, as well as relocation reimbursement and vacation.

Employment Agreement

In April 2010, the Company entered into an employment agreement with Mr. Hook in order to secure his continuing services as President & Chief Executive Officer. In addition to the benefits discussed in this section, the agreement provides for the following:

•	Term extends through January 7, 2013;
•	Grant of 50,000 shares of non-qualified stock options and 25,000 shares of restricted stock, which vest 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013;
•	In the event of death or disability: i) salary and benefits (only health insurance in the event of death) continuation through the term of the employment agreement or one year whichever is longer; and ii) immediate vesting of all non-vested equity awards including performance awards granted in 2010 or later, which may be reduced by up to 50% at the discretion of the Compensation Committee;
•	In the event of termination without cause or with good reason as defined in the agreement: i) one year salary; ii) severance payment equal to $3 million plus 85% of base salary; and iii) immediate vesting of all equity awards, except SALT Program awards and performance-awards granted in 2010 or later;
•	Right to exercise vested options upon termination is extended to twelve months; and
•	Unless Mr. Hook is terminated without cause, he will be subject to a non-compete agreement during the term of the employment agreement and 24 months from the date of last payment under the contract.

The following table presents the benefits that would be received by Mr. Hook under his new employment agreement in the event of a hypothetical termination as of December 30, 2011, as follows:

	Salary	Acceleration of Stock-Based Awards(1)	Continuance of Benefits(2)	Severance	Total

Permanent Disability	$546,000	$4,380,031	$173,977	$-	$5,100,008
Death	546,000	4,380,031	13,000	-	4,939,031
Termination Without Cause	546,000	973,162	-	3,464,100	4,983,262
Termination With Good Reason	546,000	973,162	-	3,464,100	4,983,262
Termination for Cause	-	-	-	-	-
Termination Without Good Reason	-	-	-	-	-
Retirement		973,162			973,162

(1)	Based upon our closing stock price of $22.10 per share as of December 30, 2011 (the last day of our fiscal year).
(2)	Includes the continuation of all benefits described in the Other Personal Benefits section below.

No other Named Executive Officer has an employment agreement with the Company.

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Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectively submitted,

Pamela G. Bailey

Peter H. Soderberg (Chair)

William B. Summers, Jr.

Compensation Risk Analysis

The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for executives and senior managers of the Company. The Company uses a combination of fixed and variable and short and long-term compensation programs across all of its Business Units, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal years 2011, 2010 and 2009. During 2010, we entered into a new employment agreement with Mr. Hook, which included a one-time grant of stock options and restricted stock. See the “Employment Agreement” section of the CD&A for further discussion. Total cash compensation, which includes salary and non-equity incentive plan compensation under our STIC Program, is based on individual performance as well as on the overall performance of the Company as more fully described in the “Base Salary” and “Annual Cash Incentives” sections of the CD&A. Generally, the emphasis that is placed on stock-based compensation increases as the level of responsibility of the individual employee increases. During 2010, the Company adopted the LTI Program which replaced the LTIP and SALT Programs. See the “Long-Term Equity Awards” section of the CD&A for further discussion.

Name and Principal					Stock	Option	Non-Equity Incentive Plan	All Other
Position	Year	Salary(1)	Bonus(2)		Awards(3)	Awards(4)	Comp.(5)	Comp.(6)	Total

Thomas J. Hook	2011	$546,000	$	─	$1,484,509	$586,943	$464,982	$146,099	$3,228,533
President &	2010	525,000		─	1,991,212	708,681	329,288	106,362	3,660,543
Chief Executive Officer	2009	491,600		─	356,245	904,167	318,557	143,120	2,213,689

Thomas J. Mazza	2011	301,600		─	495,807	196,032	211,521	53,518	1,258,478
Senior Vice President &	2010	290,000		─	486,611	94,244	149,794	28,443	1,049,092
Chief Financial Officer	2009	271,500		─	104,873	251,779	153,941	83,628	865,721

Mauricio Arellano	2011	325,000		─	447,689	211,244	227,932	39,238	1,251,103
President,	2010	285,000		─	423,033	81,933	136,396	28,303	954,665
Greatbatch Medical	2009	267,500		─	87,071	201,878	140,839	37,809	735,097

Susan M. Bratton	2011	275,600		─	335,826	158,468	179,480	36,109	985,483
Senior Vice President,	2010	265,000		─	393,336	76,181	127,103	34,839	896,459
Electrochem	2009	250,200		─	84,578	196,110	131,730	65,697	728,315

Michelle Graham	2011	250,000		50,000	304,640	143,743	162,809	22,367	933,559
Senior Vice President, Human Resources	2010	14,423		150,000	449,990	─	─	─	614,413

(1)	Amounts represent the dollar value of base salary earned during fiscal years 2011, 2010 and 2009.
(2)	Amounts represent payments made in connection with Ms. Graham’s acceptance of employment in December 2010.
(3)	Amounts represent the aggregate grant date fair value of stock awards granted. The valuation of restricted stock and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2012. Mr. Hook’s 2010 amount includes $534,000 related to a one-time grant of restricted stock awarded in connection with his new employment agreement and vest over three years. See the “Employment Agreement” section of the CD&A for further discussion.

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(4)	Amounts represent the aggregate grant date fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2012. Mr. Hook’s 2010 amount includes $426,000 related to a one-time grant of stock options awarded in connection with his new employment agreement which vest over three years. See the “Employment Agreement” section of the CD&A for further discussion.
(5)	Amounts represent cash awards earned under our STIC Program. See “Annual Cash Incentives” section of the CD&A for a discussion of this program.
(6)	Items included in All Other Compensation that were in excess of $10,000 were as follows:

	Year	401(k) Contribution	Term Life Insurance Premiums	Long-Term Disability Insurance Premiums	Tax Gross-Up	Perquisites	Excess Vacation	Other	Total

Thomas J. Hook	2011	$17,645	$13,250	$12,582	$15,486	$48,570	$38,566	$-	$146,099
	2010	5,145	13,250	17,993	18,730	26,337	24,657	250	106,362
	2009	5,145	13,250	16,106	26,539	58,239	23,825	16	143,120

Thomas J. Mazza	2011	17,645	5,780	12,647	11,047	─	6,399	─	53,518
	2010	5,876	5,780	4,273	6,206	─	6,308	─	28,443
	2009	5,145	5,780	12,922	11,212	35,417	13,152	─	83,628

Mauricio Arellano	2011	17,645	1,740	6,653	5,031	─	8,169	─	39,238
	2010	─	1,740	7,567	5,579	─	13,417	─	28,303
	2009	3,271	1,740	8,828	6,336	─	17,634	─	37,809

Susan M. Bratton	2011	17,645	1,420	8,771	6,109	─	2,164	─	36,109
	2010	5,145	1,420	9,229	5,533	─	13,512	─	34,839
	2009	5,145	1,420	9,021	6,259	35,607	─	8,245	65,697

Michelle Graham	2011	17,548	1,048	1,965	1,806	─	─	─	22,367
	2010	─	─	─	─	─	─	─	─

Perquisites for the Named Executive Officers are included in “All Other Compensation” if the aggregate value is equal to or greater than $10,000. The perquisites included were comprised of the following. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except to the extent of the dollar values described below:

	Year	Financial Planning	Executive Physical	Dependent Education Assistance(1)	Service Awards/ Gifts	Personal Travel	Personal use of Company Provided Cell-Phone

Thomas J. Hook	2011		$5,367	$39,387		X
	2010		X	X	X	X
	2009	X	X	52,300	X		X

Thomas J. Mazza	2011
	2010
	2009			34,470	X	X	X

Susan M. Bratton	2011
	2010
	2009	X		34,357		X

(1)	Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents. See the “Education Assistance” section of the CD&A.

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2011 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2011. The 2011 awards for the Named Executive Officers were approved on December 21, 2010 and had a grant date of January 1, 2011 (first day of the Company’s 2011 fiscal year). All stock-based awards in 2011 were granted from our 2005 Stock Incentive Plan, 2009 Stock Incentive Plan or our 2011 Stock Incentive Plan. Under these plans, all stock options expire 10 years from the date of grant and acceleration of vesting occurs for time-based awards upon a change of control. Acceleration of vesting upon death, disability or retirement is at the discretion of the Compensation Committee. Prior to vesting, employees who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company with respect to those shares, including the right to receive dividends and vote. We did not pay any cash dividends in 2011 and currently intend to retain all earnings to further develop and grow our business.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options(3)	Awards	Awards(4)
					(#)	(#)	(#)	(#)	(#)	($/Sh)
Thomas J. Hook		$232,050	$464,100	$928,200	─	─	─	─	─	$ ─	$ ─
	1/1/2011	─	─	─	3,888	36,456	72,913	─	62,658	24.15	2,071,452
Thomas J. Mazza		105,560	211,120	422,240	─	─	─	─	─	─	─
	1/1/2011	─	─	─	1,298	12,176	24,352	─	20,927	24.15	691,839
Mauricio Arellano		113,750	227,500	455,000	─	─	─	─	─	─	─
	1/1/2011	─	─	─	1,399	13,121	26,242	─	22,551	24.15	658,933
Susan M. Bratton		89,570	179,140	358,280	─	─	─	─	─	─	─
	1/1/2011	─	─	─	1,049	9,842	19,685	─	16,917	24.15	494,294
Michelle Graham		81,250	162,500	325,000	─	─	─	─	─	─	─
	1/1/2011	─	─	─	952	8,928	17,857	─	15,345	24.15	448,383

(1)	Amounts represent potential cash awards under our STIC Program. Awards range from 50% to 200% of the target amount depending on the actual performance metric that is achieved. Award would be $0 if the threshold amount is not achieved–see “Annual Cash Incentives” section of the CD&A for discussion of this program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned in 2011, which were paid in 2012.
(2)	Amounts represent performance-based restricted stock units that were awarded under our LTI Program. The 2011 LTI Program awards vest on January 3, 2014 depending on the actual performance metric that is achieved. Award would be 0 shares if the threshold amount is not achieved. See the “Long-Term Equity Awards” section of the CD&A for discussion of this program.
(3)	The 2011 grants represent non-qualified stock option awards that were granted under our LTI Program and vest 33% at the end of each year, including the year of grant. See the “Long-Term Equity Awards” section of the CD&A for discussion of this program.
(4)	The valuation of stock options and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2012.

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Outstanding Equity Awards at 2011 Fiscal Year-End

The following table summarizes the number and terms of stock option and restricted stock awards outstanding for each of the Named Executive Officers as of December 30, 2011.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Thomas J. Hook
	9/1/2004	50,000	─	─	$16.70	8/31/2014	2/11/2005	7,000	$154,700	─	─
	3/31/2005	18,742	─	─	18.24	3/30/2015	1/5/2009	3,357	74,190	─	─
	5/24/2005	500	─	─	24.62	5/23/2015	3/10/2010	4,514	99,759	81,244	$1,795,492
	6/8/2005	25,431	─	─	23.60	6/7/2015	4/11/2010	18,750	414,375	─	─
	2/12/2006	25,225	─	─	25.22	2/11/2016	1/1/2011	─	─	72,913	1,611,377
	8/8/2006	66,996	─	─	22.38	8/7/2016	─	─	─	─	─
	3/6/2007	31,481	─	─	25.50	3/5/2017	─	─	─	─	─
	3/4/2008	43,417	─	─	20.14	3/3/2018	─	─	─	─	─
	10/13/2008	26,449	─	─	21.88	10/12/2018	─	─	─	─	─
	1/5/2009	25,405	8,469	─	26.53	1/4/2019	─	─	─	─	─
	5/15/2009	─	─	76,297	26.53	5/14/2019	─	─	─	─	─
	3/10/2010	22,891	11,446	─	20.84	3/9/2020	─	─	─	─	─
	4/11/2010	12,500	37,500	─	21.37	4/10/2020	─	─	─	─	─
	1/1/2011	20,677	41,981	─	24.15	12/31/2020	─	─	─	─	─
Thomas J. Mazza
	11/10/2003	4,665	─	─	$37.51	11/9/2013	1/5/2009	989	$21,857	─	─
	7/1/2004	2,800	─	─	27.50	6/30/2014	3/10/2010	1,508	33,327	27,135	$599,684
	2/11/2005	5,000	─	─	16.99	2/10/2015	1/1/2011	─	─	24,352	538,179
	3/31/2005	7,074	─	─	18.24	3/30/2015	─	─	─	─	─
	6/8/2005	6,684	─	─	23.60	6/7/2015	─	─	─	─	─
	2/12/2006	9,081	─	─	25.22	2/11/2016	─	─	─	─	─
	8/8/2006	8,695	─	─	22.38	8/7/2016	─	─	─	─	─
	3/6/2007	8,143	─	─	25.50	3/5/2017	─	─	─	─	─
	3/4/2008	12,781	─	─	20.14	3/3/2018	─	─	─	─	─
	10/13/2008	7,091	─	─	21.88	10/12/2018	─	─	─	─	─
	1/5/2009	7,479	2,493	─	26.53	1/4/2019	─	─	─	─	─
	5/15/2009	─	─	20,456	26.53	5/14/2019	─	─	─	─	─
	3/10/2010	7,645	3,823	─	20.84	3/9/2020	─	─	─	─	─
	1/1/2011	6,905	14,022	─	24.15	12/31/2020	─	─	─	─	─
Mauricio Arellano
	11/10/2003	1,946	─	─	$37.51	11/9/2013	1/5/2009	821	$18,144	─	─
	5/25/2004	5,000	─	─	26.65	5/24/2014	3/10/2010	1,311	28,973	23,590	$521,339
	7/1/2004	1,875	─	─	27.50	6/30/2014	1/1/2011	─	─	26,242	579,948
	3/31/2005	6,535	─	─	18.24	3/30/2015	─	─	─	─	─
	6/8/2005	6,176	─	─	23.60	6/7/2015	─	─	─	─	─
	2/12/2006	7,467	─	─	25.22	2/11/2016	─	─	─	─	─
	8/8/2006	8,142	─	─	22.38	8/7/2016	─	─	─	─	─
	3/6/2007	7,478	─	─	25.50	3/5/2017	─	─	─	─	─
	5/22/2007	3,034	760	─	29.65	5/21/2017	─	─	─	─	─
	3/4/2008	10,611	─	─	20.14	3/3/2018	─	─	─	─	─
	10/13/2008	5,541	─	─	21.88	10/12/2018	─	─	─	─	─
	1/5/2009	6,210	2,070	─	26.53	1/4/2019	─	─	─	─	─
	5/15/2009	─	─	15,985	26.53	5/14/2019	─	─	─	─	─
	3/10/2010	6,646	3,324	─	20.84	3/9/2020	─	─	─	─	─
	1/1/2011	7,441	15,110	─	24.15	12/31/2020	─	─	─	─	─

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		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)
Susan M. Bratton
	7/26/2002	5,000	─	─	$25.36	7/25/2012	1/5/2009	797	$17,614	─	─
	7/1/2003	5,000	─	─	35.70	6/30/2013	3/10/2010	1,219	26,940	21,934	$484,741
	7/1/2004	5,600	─	─	27.50	6/30/2014	1/1/2011	─	─	19,685	435,039
	3/31/2005	7,112	─	─	18.24	3/30/2015	─	─	─	─	─
	6/8/2005	6,721	─	─	23.60	6/7/2015	─	─	─	─	─
	2/12/2006	7,686	─	─	25.22	2/11/2016	─	─	─	─	─
	8/8/2006	8,142	─	─	22.38	8/7/2016	─	─	─	─	─
	3/6/2007	7,478	─	─	25.50	3/5/2017	─	─	─	─	─
	3/4/2008	10,309	─	─	20.14	3/3/2018	─	─	─	─	─
	10/13/2008	5,383	─	─	21.88	10/12/2018	─	─	─	─	─
	1/5/2009	6,032	2,011	─	26.53	1/4/2019	─	─	─	─	─
	5/15/2009	─	─	15,529	26.53	5/14/2019	─	─	─	─	─
	3/10/2010	6,180	3,090	─	20.84	3/9/2020	─	─	─	─	─
	1/1/2011	5,582	11,335	─	24.15	12/31/2020	─	─	─	─	─
Michelle Graham
	1/1/2011	5,063	10,282	─	$24.15	12/31/2020	12/13/2010	12,679	$280,206	─	─
							1/1/2011	─	─	17,857	$394,640

(1)	Time-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule

11/10/03, 5/25/04, 9/1/04, 2/11/05, 5/24/05	See Other Equity-Based Compensation discussion within the “Long-Term Equity Awards” section of the CD&A. The amount of stock options exercisable was determined each year by the Compensation Committee and was based upon the financial performance of the Company for the preceding year. The historical vesting of these awards was as follows: 2003 – 24.4%; 2004 – 15.6%; 2005 – 24.4%; 2006 - 24.0%; 2007 - 16.0%; 2008 - 20% and 2009 - 15.6%. These awards are now fully vested.

5/22/07	See Other Equity-Based Compensation discussion within the “Long-Term Equity Awards” section of the CD&A. The amount of stock options exercisable is determined each year by the Compensation Committee and is based upon the financial performance of the Company for the preceding year. Notwithstanding the foregoing, the option becomes exercisable in full on the seventh anniversary of the grant date if employment with the Company has not terminated. The historical vesting of these awards was 20% per year from 2007 to 2011. This award is now fully vested.

7/26/02, 7/1/03, 7/1/04, 3/10/10, 1/1/11	Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

3/31/05, 2/12/06, 3/6/07, 3/4/08, 1/5/09	See LTIP Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock options become exercisable 25% on the last day of each fiscal year for four years following the date of grant, including the year of grant.

6/8/05, 8/8/06, 10/13/08	The performance metrics for these awards have been met. These awards are now fully vested. See SALT Program discussion within the “Long-Term Equity Awards” section of the CD&A.

4/11/10	Stock options become exercisable 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013.

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(2)	Performance-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule

5/15/09	See SALT Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock options became exercisable on December 30, 2011 if certain performance goals were met. In March 2012, 23% of these shares vested based upon the performance targets achieved.

(3)	Stock awards vest as follows:

Stock Award Grant Date	Vesting Schedule

2/11/05	Stock award vests upon the achievement of $2.88 per share in EPS in a fiscal year. Notwithstanding the foregoing, the award vests in full on the seventh anniversary of the grant date if employment with the Company has not terminated.

1/5/09	See LTIP Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock awards vest 50% at the end of the second year following the year of grant, including the year of grant and 25% at the end of the third and fourth year.

3/10/10	Stock awards vest 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

4/11/10	Stock award vests 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013.

12/13/10	Stock award vests 33 1/3% on the last day of each fiscal year for three years following the year of grant.

(4)	Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on December 30, 2011 of $22.10 and the number of unvested shares/units.

(5)	See LTI Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock awards vest as follows:

Stock Award Grant Date	Vesting Schedule

3/10/10	Stock awards vest on December 28, 2012 if certain performance goals are met.

1/1/11	Stock awards vest on January 3, 2014 if certain performance goals are met.

2011 Stock Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the number of stock awards vested during 2011 for the Named Executive Officers, including the value realized.

	Stock Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)

Thomas J. Hook	─	$	─	23,637	$526,490

Thomas J. Mazza	─		─	4,025	88,535

Mauricio Arellano	─		─	4,234	91,481

Susan M. Bratton	1,350		3,483	3,288	72,247

Michelle Graham	─		─	6,340	140,114

(1)	Based upon the difference between the price of the Company’s Common Stock on the NYSE at the time of exercise and the exercise price of the stock options exercised.
(2)	Based upon the closing price of the Company’s Common Stock on the NYSE on the date the stock awards vested.

Pension Benefits and Nonqualified Deferred Compensation Tables

These tables are not required as we do not offer our Named Executive Officers the pension or nonqualified deferred compensation benefits required to be reported in these tables. See the “Change of Control Agreements” and “Employment Agreement” sections of the CD&A for a description of potential post-employment payments.

28

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.”

The Board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the Company. The full text of the code can also be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” The Company intends to post on this website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules.

A copy of the Guidelines and the Code of Business Conduct and Ethics may be obtained without charge by written request made to the Director of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

Leadership Structure of the Board

The positions of the Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board believes such structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;
•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;
•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;
•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;
•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;
•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;
•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;
•	Consulting with committee chairs about the retention of advisors and experts;
•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;
•	Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;
•	Working with management on effective communication with stockholders;
•	Encouraging active participation by each member of the Board; and
•	Performing such other duties and services as the Board may require.

Board Independence

Other than Messrs. Hook and Dinkins, who are or will become employees of the Company, the Board has determined that each of the directors is independent under the standards set by the NYSE’s Corporate Governance Listing Standards. In accordance with those standards, the Board undertook its annual review of director independence. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

29

Following the review described above, the Board has affirmatively determined that except for Messrs. Hook and Dinkins, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all the current directors, with the exception of Messrs. Hook and Dinkins, are independent.

Enterprise Risk Management

The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed semi-annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full board; financial risks are overseen by the Audit Committee; and scientific and technology risks are overseen by the Technology Development and Innovation Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.

Meetings and Committees of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Development and Innovation Committees. Each committee has a written charter which can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” Copies of the charters may be obtained without charge by any stockholder of record by written request made to the Director of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.

The Board held six meetings in 2011. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which each director served. All of the Company’s directors then serving on the Board, except Ms. Bailey, attended the 2011 annual meeting of stockholders. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders.

Audit Committee - The Audit Committee consists of Messrs. Melia (Chair) and Soderberg and Dr. Wisniewski. Mr. Dinkins served on this Committee until his appointment as CFO on March 6, 2012. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm and (v) Company’s system of disclosure controls and procedures (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Board has considered and, based upon that consideration, determined that Mr. Melia’s simultaneous service on three other public company audit committees does not impair his ability to serve on the Company’s Audit Committee. The Audit Committee had ten meetings in 2011.

Compensation and Organization Committee - The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Soderberg (Chair) and Summers. Mr. Dinkins served on this Committee until his appointment as CFO on March 6, 2012. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the IRC. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had seven meetings in 2011.

Corporate Governance and Nominating Committee - The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), Dr. Miller and Messrs. Bihl, Sanford and Summers. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s executive offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service.

30

The Corporate Governance and Nominating Committee also develops and recommends to the Board a set of corporate governance principles applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had six meetings in 2011.

Technology Development and Innovation Committee - The Technology Development and Innovation Committee consists of Dr. Miller (Chair), Messrs. Bihl, Hook and Melia and Dr. Wisniewski. The Technology Development and Innovation Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development, as well as in its technology and commercialization initiatives and advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Technology Development and Innovation Committee had four meetings in 2011.

Executive Sessions of the Board

The independent non-management directors, consisting of all current directors except Mr. Hook, meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Communications with the Board

Any stockholder or interested party who wishes to communicate with the Board may do so electronically by sending an e-mail to Messrs. Sanford or Melia via the Whistleblower Information page which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance,” by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Melia (716-759-5508), or by writing to the following address: Board of Directors, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031.

Compensation Committee Interlocks and Insider Participation

In fiscal year 2011, Ms. Bailey and Messrs. Dinkins, Soderberg and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2011 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933.

2011 Director Compensation

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. For 2011, each non-employee director was paid a retainer of $150,000 ($210,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to director’s compensation are approved by the Board.

Cash Compensation - For 2011, the cash portion of each non-employee director’s annual retainer was $30,000. Directors also received additional cash payments as follows:

Chairman of the Board	$40,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Development and Innovation Committee Chair	10,000
Committee Meeting Fees (Including Telephonic Meetings)	1,000	per meeting attended
Board Meeting Fees for each Meeting Attended in Excess of Five	1,000	per meeting attended

Equity Compensation – For 2011, the equity-based portion of each non-employee director’s annual retainer was equal in value to $120,000 ($180,000 for the Chairman). The equity compensation was comprised of one-half non-qualified stock options and one-half restricted stock. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock on the date of grant. The amount of restricted shares granted is calculated using the closing price of the Company’s Common Stock on the date of grant. All equity-based awards are granted on the first day of the Company’s fiscal year and vest in equal quarterly installments on first day of each quarter of the Company’s fiscal year in which they were granted. For 2011, the equity awards were granted on January 1, 2011.

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On the date a non-employee director first becomes a member of the Board, he/she is granted a stock option award for Common Stock equal in value to $100,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning on the first occurrence of December 31st which is at least six months after the date of grant.

The following table contains information concerning the total compensation earned by each non-employee director of Greatbatch during 2011:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(2)	Non- Equity Incentive Plan Comp.	Change in Pension Value and Non- Qualified Deferred Comp. Earnings	All Other Comp.	Total

Pamela G. Bailey	$52,000	$59,989	$59,992	$-	$-	$-	$171,981
Anthony P. Bihl III(3)	8,250	12,485	112,497	-	-	-	133,232
Michael Dinkins	48,000	59,989	59,992	-	-	-	167,981
Kevin C. Melia	65,000	59,989	59,992	-	-	-	184,981
Dr. Joseph A. Miller, Jr.	48,000	59,989	59,992	-	-	-	167,981
Bill R. Sanford	76,000	89,983	89,993	-	-	-	255,976
Peter H. Soderberg	63,000	59,989	59,992	-	-	-	182,981
William B. Summers, Jr.	44,000	59,989	59,992	-	-	-	163,981
Dr. Helena S. Wisniewski	45,000	59,989	59,992	-	-	-	164,981

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(2)	The amounts represent the aggregate fair value of stock awards granted. The valuation is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2012. No stock or option awards to directors were repriced or modified during 2011.
(3)	Mr. Bihl joined the Board of Directors on October 13, 2011.

The following table contains information concerning the equity-based compensation for each non-employee director of Greatbatch:

	Aggregate Grant Date Fair Value Received in 2011		Aggregate Number of Stock Options
Name	Stock Awards	Option Awards	December 30, 2011
Pamela G. Bailey	$59,989	$59,992	51,846
Anthony P. Bihl III	12,485	112,497	13,490
Michael Dinkins	59,989	59,992	29,764
Kevin C. Melia	59,989	59,992	35,705
Dr. Joseph A. Miller, Jr.	59,989	59,992	46,596
Bill R. Sanford	89,983	89,993	63,170
Peter H. Soderberg	59,989	59,992	51,846
William B. Summers, Jr.	59,989	59,992	46,846
Dr. Helena S. Wisniewski	59,989	59,992	36,734

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a nominee director, stockholder owning in excess of 5% of the Company or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the

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transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. In the event management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a related person transaction, the Chairperson of the Audit Committee may review and approve the related person transaction. The Chairperson of the Audit Committee will report any such approval to the Audit Committee at the next regularly scheduled meeting. All related person transactions are reported by the Audit Committee to the Board. In the event the Company becomes aware of a related person transaction that has not been approved, the matter shall be reviewed by the Audit Committee who shall evaluate all options available to the Company, including ratification, revision or termination of such transaction. The Audit Committee will also examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee and shall take any such action as deemed appropriate under the circumstances. The Board has determined that there were no related person transactions, as defined above, that occurred in 2011.

Audit Committee Report

The Audit Committee currently consists of Messrs. Melia (Chair) and Soderberg and Dr. Wisniewski, each of whom the Board has determined is “independent” in accordance with applicable laws and the listing standards of the NYSE. Messrs. Melia and Soderberg each qualify as an “audit committee financial expert” under applicable rules of the SEC. The Audit Committee functions pursuant to a written charter, a copy of which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance,” and “Committee Composition and Charters.”

The Audit Committee reviewed and discussed the information contained in the 2011 quarterly earnings announcements with management of the Company and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2011 Forms 10-Q and Form 10-K with management of the Company and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal year 2011 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s audited consolidated financial statements as of and for fiscal year 2011;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by PCAOB AU Section 380, Communication with Audit Committees, Rule 2-07, Communication with Audit Committees, of Regulation S-X, and other PCAOB Rules and Standards; and

•	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2011.

Respectfully submitted,

Kevin C. Melia (Chair)
Peter H. Soderberg
Dr. Helena S. Wisniewski

Members of the Audit Committee

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STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2013 Annual Meeting of Stockholders must submit such proposal so that the Company receives it by January 19, 2013. The proposal should be submitted to the Company’s offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Vice President, General Counsel & Secretary of the Company. In addition, the Company’s by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the Company’s proxy statement, must be received by the Secretary of the Company not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting, which for business proposed for the 2013 Annual Meeting is between January 19, 2013 and February 18, 2013.

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2011 may be obtained without charge by any stockholder of record by written request made to Christopher J. Thome, Director of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2011 can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Financial Information.”

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy
Vice President, General Counsel & Secretary

Clarence, New York

April 20, 2012

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GREATBATCH, iNC.

EXECUTIVE short term incentive COMPENSATION PLAN

PURPOSE

This Executive Short Term Incentive Compensation Plan (the “Plan”) is intended to enable Greatbatch, Inc. (the “Company”) to attract, motivate and retain highly qualified executives on a competitive basis and to provide financial incentives to those executives in order to promote the success of the Company. The Plan is for the benefit of Participants. The Plan is designed to ensure that the short term incentive compensation paid under the Plan to Participants are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

SECTION 1.       DEFINITIONS.

The following terms have the meanings indicated unless a different meaning is clearly required by the context:

(a)          “Base Salary” means the greater of the Participant's annualized salary as of the first day of the Company’s fiscal year or as of the date the performance goal is established under Section 4. Base Salary shall be before both (i) deductions for taxes or benefits; and (ii) deferrals of compensation pursuant to Company-sponsored plans.

(b)          “Board of Directors” means the Board of Directors of the Company.

(c)          “Chief Executive Officer” has the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

(d)          “Code” means the Internal Revenue Code of 1986, as amended.

(e)          “Committee” means the Compensation and Organization Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of Greatbatch, Inc each of whom shall be “outside directors” within the meaning of Section 162(m) of the Code.

(f)          “Company” means Greatbatch, Inc. and its affiliated group of corporations as defined in Section 1504 of the Code (determined without regard to Section 1504(b) of the Code).

(g)          “Participant” means an individual who participates in the Plan pursuant to Section 2.

SECTION 2.       ELIGIBLE EXECUTIVES AND PARTICIPANTS

“Eligible Executives” for a fiscal year are defined as (i) the Chief Executive Officer of the Company on the first day of such year or a person who becomes the Chief Executive Officer during such year by virtue of being hired or promoted and (ii) any other officer of the Company designated by the Committee. Within the first ninety (90) days of each fiscal year (or such other period as may be permitted by Section 162(m) of the Code), the Committee will designate those Eligible Executives who are to be “Participants” in the Plan for that fiscal year.

SECTION 3.       ADMINISTRATION

The Committee shall have the sole discretion and authority to administer the Plan, interpret the terms and provisions of the Plan and to establish, adjust, pay or decline to pay bonuses under the Plan.

SECTION 4.       PERFORMANCE GOALS

Within the first ninety (90) days of each fiscal year of the Company, the Committee shall set one or more objective performance goals for each Participant for such year. Such goals shall be expressed in terms of: earnings or diluted earnings per share, pro-forma earnings or diluted earnings per share, net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on stockholders’ equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of performance goals for such period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

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SECTION 5.       BONUS DETERMINATIONS

(a)         Within the first ninety (90) days of each fiscal year of the Company, the Committee will specify the objective terms and conditions for the determination and payment of a bonus for each Participant. At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the year. The maximum award opportunity shall be related to the Participant's Base Salary at the start of the year by a formula that takes account of the degree of achievement of the goals set for the Participant; provided, however, that the Committee shall have absolute discretion to reduce the actual bonus payment that would otherwise be payable to any Participant on the basis of achievement of performance goals. The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed an amount equal to 250% of a Participant’s Base Salary. In the event of a change in the Company’s fiscal year, the Plan shall apply, with appropriate pro-rata adjustments, to any fiscal period not consisting of twelve months.

(b)          No bonuses shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the attainment of the performance goals as required by Section 162(m) of the Code. Although the Committee may in its sole discretion reduce a bonus payable to a Participant based on such objective and/or subjective factors as it may determine, the Committee shall have no discretion to increase the amount of a Participant’s bonus as determined under the applicable objective terms and conditions established for such bonus amount.

(c)          Following the Committee’s determination and certification of the amount of any bonus payable, such amount will be paid in cash (subject to any election made by a Participant with respect to the deferral of all or a portion of his or her bonus or the payment of all or a portion of his or her bonus in some form other than cash). Payment of the bonus amount will be made as soon as feasible after the Committee’s certification of the amount payable but not later than two and one-half months following the end of the fiscal year to which the bonus relates.

(d)          In the event of the death of a Participant after the end of a fiscal year and prior to any payment otherwise required pursuant to Section 5.3, such payment shall be made to the representative of the Participant's estate.

(e)          In the event of the death, disability, retirement or other termination of employment of a Participant during a fiscal year, the Committee shall, in its discretion, have the power to award to such Participant (or the representative of the Participant's estate) an equitably prorated portion of the bonus which otherwise would have been earned by such Participant based on actual achievement of the performance goal for the entire fiscal year.

(f)          The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered in any manner and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

SECTION 6.       AMENDMENT AND TERMINATION

The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan; provided that no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code. Upon any such termination, all rights of a Participant with respect to any fiscal year that has not ended on or prior to the effective date of such termination shall become null and void. Any amendments to the Plan shall require shareholder approval only to the extent required by Section 162(m) of the Code.

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SECTION 7.       SHAREHOLDER APPROVAL

No bonuses shall be paid under the Plan unless and until the Company’s shareholders shall have approved the Plan and the performance goals as required by Section 162(m) of the Code. If the Plan is amended in any way that changes the material terms of the Plan’s performance goals, including by materially modifying the performance goals, increasing the maximum bonus payable under the Plan or changing the Plan’s eligibility requirements, the Plan shall be resubmitted to the Company’s shareholders for approval as required by Section 162(m) of the Code.

SECTION 8.       MISCELLANEOUS

(a)          The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws.

(b)          All amounts required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions.

(c)          Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant's employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

INTERNET http://www.proxyvoting.com/gb Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

Greatbatch, Inc.	OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
Nominees:
01 Pamela G. Bailey 02 Anthony P. Bihl III 03 Thomas J. Hook 04 Kevin C. Melia	☐	☐	☐	2. RE-APPROVAL OF THE GREATBATCH, INC. EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN.	☐	☐	☐
05 Dr. Joseph A. Miller, Jr.					FOR	AGAINST	ABSTAIN
06 Bill R. Sanford
07 Peter H. Soderberg 08 William B. Summers, Jr.				3. RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR GREATBATCH, INC. FOR FISCAL YEAR 2012.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					FOR	AGAINST	ABSTAIN
*Exceptions___________________________________________				4. APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

5. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.
				I PLAN TO ATTEND THE ANNUAL MEETING		☐
					Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

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PROXY	GREATBATCH, INC.	PROXY

10000 WEHRLE DRIVE

CLARENCE, NEW YORK 14031

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2012

The undersigned hereby appoint(s) Thomas J. Mazza and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at 10:00 a.m. Eastern Daylight Time on May 18, 2012 at the company’s corporate offices at 10000 Wehrle Drive, Clarence New York 14031, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RE-APPROVAL OF THE GREATBATCH, INC. EXECUTIVE SHORT TERM INCENTIVE COMPENSATION PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of that plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of that plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee’s fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card and return the proxy card.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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